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                                                                                                                  Exhibit 12(a)
NationsBank Corporation and Subsidiaries
Ratio of Earnings to Fixed Charges
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(Dollars in Thousands)
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                                                                                        Year Ended December 31
                                                              -----------------------------------------------------------------
                                               Three Months
                                                   Ended
                                              March 31, 1995      1994         1993         1992         1991         1990
                                             ----------------------------------------------------------------------------------
Excluding Interest on Deposits
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Income before taxes......................... $       443,157 $  2,554,778 $  1,991,103 $  1,396,213 $    108,524 $    625,467

Equity in undistributed earnings
  of unconsolidated subsidiaries............          (1,019)      (2,604)      (4,756)      (1,426)      (1,114)        (668)

Fixed charges:
     Interest expense (including
       capitalized interest)................         980,698    2,895,569    1,420,800      915,880    1,290,755    1,851,513
     Amortization of debt discount and
       appropriate issuance costs...........           2,055        8,194        6,377        3,000        2,093        2,872
     1/3 of net rent expense................          29,641      114,414       95,786       90,667       81,909       66,195
                                             ----------------------------------------------------------------------------------
        Total fixed charges.................       1,012,394    3,018,177    1,522,963    1,009,547    1,374,757    1,920,580

Earnings (excluding capitalized interest)... $     1,454,532 $  5,570,351 $  3,509,310 $  2,398,329 $  1,470,621 $  2,533,093
                                             ==================================================================================

Fixed charges............................... $     1,012,394 $  3,018,177 $  1,522,963 $  1,009,547 $  1,374,757 $  1,920,580
                                             ==================================================================================

Ratio of Earnings to Fixed Charges..........            1.44         1.85         2.30         2.38         1.07         1.32



Including Interest on Deposits
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Income before taxes......................... $       443,157 $  2,554,778 $  1,991,103 $  1,396,213 $    108,524 $    625,467

Equity in undistributed earnings
  of unconsolidated subsidiaries............          (1,019)      (2,604)      (4,756)      (1,426)      (1,114)        (668)

Fixed charges:
     Interest expense (including
       capitalized interest)................       1,763,518    5,310,419    3,570,079    3,687,650    5,611,057    6,683,262
     Amortization of debt discount and
       appropriate issuance costs...........           2,055        8,194        6,377        3,000        2,093        2,872
     1/3 of net rent expense................          29,641      114,414       95,786       90,667       81,909       66,195
                                             ----------------------------------------------------------------------------------
        Total fixed charges.................       1,795,214    5,433,027    3,672,242    3,781,317    5,695,059    6,752,329

Earnings (excluding capitalized interest)... $     2,237,352 $  7,985,201 $  5,658,589 $  5,170,099 $  5,790,923 $  7,364,842
                                             ==================================================================================

Fixed charges............................... $     1,795,214 $  5,433,027 $  3,672,242 $  3,781,317 $  5,695,059 $  6,752,329
                                             ==================================================================================

Ratio of Earnings to Fixed Charges..........            1.25         1.47         1.54         1.37         1.02         1.09
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